  Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-281802
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 27, 2024
$2,000,000,000
THE HOME DEPOT, INC.
3.750% Notes due September 15, 2028
3.950% Notes due September 15, 2030
4.650% Notes due September 15, 2035

This is an offering of $500,000,000 of 3.750% notes due September 15, 2028 (the “2028 notes”), $500,000,000 of 3.950% notes due September 15, 2030 (the “2030 notes”) and $1,000,000,000 of 4.650% notes due September 15, 2035 (the “2035 notes”). We refer to the 2028 notes, the 2030 notes and the 2035 notes together as the “notes.”
We will pay interest on the notes every March 15 and September 15, beginning March 15, 2026.
On June 29, 2025, we entered into a definitive agreement and plan of merger (as such agreement may be amended or modified or any provision thereof waived, the “Merger Agreement”) to acquire GMS Inc. (“GMS”) for cash (the “GMS Acquisition”). On September 4, 2025, we completed the GMS Acquisition.
We intend to use the net proceeds from this offering to fund repayment of commercial paper, which commercial paper was used, together with cash on hand, to finance the purchase price of the GMS Acquisition and to pay related fees and expenses. To the extent that all of the net proceeds from this offering are not used for such purposes, we intend to use such proceeds for general corporate purposes.
We may redeem any series of notes at any time at the applicable redemption prices specified herein.
The notes will be our unsecured senior obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness.
The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will not be listed on any securities exchange. There is currently no public market for the notes. For a more detailed description of the notes, see “Description of the Notes.”
	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds to Home Depot
Per 2028 Note	99.935%	0.200%	99.735%
Per 2030 Note	99.641%	0.350%	99.291%
Per 2035 Note	99.691%	0.450%	99.241%
Total	$1,994,790,000	$7,250,000	$1,987,540,000

(1)
Plus, accrued interest, if any, from September 15, 2025, if settlement occurs after that date.

Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about September 15, 2025, against payment therefor in immediately available funds.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risk. See “Risk Factors” in this prospectus supplement, as well as the risks set forth in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that you should consider in connection with an investment in the notes.

Joint Book-Running Managers
J.P. Morgan	BofA Securities
Barclays         Deutsche Bank Securities Wells Fargo Securities
Co-Managers
BNY Capital Markets	Citigroup	Fifth Third Securities	Goldman Sachs & Co. LLC
HSBC	Mizuho	Morgan Stanley	RBC Capital Markets
Siebert Williams Shank	TD Securities	Truist Securities	US Bancorp
The date of this prospectus supplement is September 8, 2025.
We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and we take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.
Unless otherwise indicated, all references in this prospectus supplement to “we,” “our,” the “Company,” or “Home Depot” refer to The Home Depot, Inc. and its consolidated subsidiaries.

THE HOME DEPOT, INC.
The Home Depot, Inc. is the world’s largest home improvement retailer based on net sales for the fiscal year ended February 2, 2025. The Home Depot offers its customers a wide assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair and operations products, in stores and online, and provides a number of services, including home improvement installation services, and tool and equipment rental. As of August 3, 2025, the Company operated 2,353 stores located throughout the U.S. (including the Commonwealth of Puerto Rico and the territories of the U.S. Virgin Islands and Guam), Canada and Mexico. Also, as of August 3, 2025, SRS Distribution Inc. (“SRS”) operated over 800 branch locations throughout the U.S., each of which has a distribution center, material handling and delivery equipment, and inventory.
The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (corporate headquarters) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our telephone number at that address is (770) 433-8211.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain, technology, innovation and other strategic initiatives, including with respect to real estate; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs, trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify our supply chain; issues related to the payment methods we accept; demand for credit offerings, including trade credit; management of relationships with our associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.
Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” herein, in Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2025, in subsequent Quarterly Reports on Form 10-Q and also as may be described from time to time in future reports we file with the SEC, which filings are available from the SEC, as described under the heading “Where You Can Find More Information” in this prospectus supplement. There also may be other factors that we cannot anticipate or that are not described in this prospectus supplement, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the SEC and in our other public statements.

RECENT DEVELOPMENTS
On June 29, 2025, we entered into a Merger Agreement to acquire GMS, a leading distributor of specialty building products including drywall, ceilings, steel framing and other complementary products related to construction and remodeling projects in residential and commercial end markets across the U.S. and Canada. Under the terms of the Merger Agreement, we, through a wholly-owned subsidiary, made a cash tender offer to purchase all outstanding shares of GMS common stock for $110 per share, reflecting an expected total equity value of approximately $4.3 billion, and implying an expected total enterprise value (including net debt) of approximately $5.5 billion. We completed the acquisition of GMS on September 4, 2025.

RISK FACTORS
Investing in the notes involves risk. Before making an investment in the notes, you should carefully consider the risk factor described below and risks identified in our Annual Report on Form 10-K for the fiscal year ended February 2, 2025, including those described in Part I, Item 1A. “Risk Factors” thereof, and our other filings with the SEC that are incorporated herein by reference.
The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.
The indenture for the notes and the terms of the notes do not restrict our ability to enter into highly leveraged transactions, require us to repurchase the notes in the event of a change in control, require us to maintain any financial ratios or specific levels of net sales, income, cash flow, or liquidity, limit our or our subsidiaries’ ability to issue securities or incur secured or unsecured indebtedness or other liabilities, including indebtedness or other liabilities that could structurally or effectively rank senior to the notes, engage in sale/leaseback transactions, restrict our ability to make investments or repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes. As a result, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions that could substantially and adversely affect our capital structure and the value of the notes.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $1.98 billion after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund repayment of commercial paper, which commercial paper was used, together with cash on hand, to finance the purchase price of the GMS Acquisition and to pay related fees and expenses. To the extent that the net proceeds from this offering are not used for such purposes, we intend to use such proceeds for general corporate purposes.
As of September 5, 2025, the outstanding balance under our commercial paper program was approximately $2.3 billion, with an average interest rate of 4.3% (excluding dealer fees) and an average maturity of approximately 49 days.

DESCRIPTION OF THE NOTES
Each series of the notes constitutes a series of senior debt securities described in “Description of Debt Securities” in the accompanying prospectus. This description supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities contained in “Description of Debt Securities” in the accompanying prospectus. You should read this description together with the description under the heading “Description of Debt Securities” in the accompanying prospectus.
Each series of the notes will be issued under the indenture dated as of May 4, 2005, entered into with The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. We urge you to read the indenture because it, not the descriptions below and in the accompanying prospectus, defines your rights. Those descriptions are qualified in their entirety by reference to the actual provisions of the indenture and the notes. You may obtain copies of the indenture and the notes from us without charge. See the section entitled “Where You Can Find More Information” in this prospectus supplement.
General
The 2028 notes, the 2030 notes and the 2035 notes will mature on September 15, 2028, September 15, 2030 and September 15, 2035, respectively, and will bear interest as described in “— Interest” below. The notes do not contain any sinking fund provisions.
The notes will be issued only in registered form without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or any exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
The notes will be our unsecured senior obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness.
The indenture does not limit the amount of debt securities we may issue.
In some circumstances, we may elect to discharge our obligations in respect of the notes through defeasance or covenant defeasance. See “Description of Debt Securities — Defeasance” in the accompanying prospectus for more information about how we may do this.
Interest
We will pay interest on the 2028 notes at the rate of 3.750% per year, we will pay interest on the 2030 notes at the rate of 3.950% per year and we will pay interest on the 2035 notes at the rate of 4.650% per year. Interest on the notes will be paid semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2026, to holders of record with respect to such notes on the preceding March 1 and September 1 (whether or not a business day). Interest payments for each series of the notes will include accrued interest from and including September 15, 2025 or from and including the last date in respect of which interest has been paid on such notes or provided for with respect to such notes, as the case may be, to but excluding the next interest payment date, the redemption date or the date of maturity for such notes, as the case may be.
Interest payable at the maturity of each series of the notes will be payable to the registered holders of such notes to whom the principal is payable.
Interest will be computed on the basis of a 360-day year of twelve 30-day months.
If any interest payment date, redemption date or the maturity date of any of such series of notes is not a business day, then payment of principal and interest will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. A “business day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Optional Redemption
We may, at our option, at any time and from time to time, redeem all or any portion of each series of the notes on not less than 10 nor more than 60 days’ notice delivered to the holders of the notes to be redeemed. Prior to the relevant Par Call Date (as defined below), the Company may redeem each series of the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such series of notes matured on the relevant Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the relevant Discount Rate (as defined below) less (b) interest accrued to the date of redemption; and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the relevant Par Call Date, the Company may redeem each series of the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Applicable Date” means the Par Call Date for the 2028 notes, the 2030 notes and the 2035 notes, respectively.
“Discount Rate” means, with respect to the 2028 notes, the Treasury Rate plus 5 basis points, with respect to the 2030 notes, the Treasury Rate plus 10 basis points and, with respect to the 2035 notes, the Treasury Rate plus 10 basis points.
“Par Call Date” means, with respect to the 2028 notes, August 15, 2028 (the date that is one month prior to the maturity date of the 2028 notes), with respect to the 2030 notes, August 15, 2030 (the date that is one month prior to the maturity date of the 2030 notes) and, with respect to the 2035 notes, June 15, 2035 (the date that is three months prior to the maturity date of the 2035 notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company or its designee after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company or its designee shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the relevant Applicable Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the relevant Applicable Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If, on the third business day preceding the redemption date, H.15 TCM is no longer published, the Company or its designee shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the relevant Applicable Date, as applicable. If there is no United States Treasury security maturing on the relevant Applicable Date but there are two or more United States Treasury securities with a maturity date equally distant from the relevant Applicable Date, one with a maturity date preceding the relevant Applicable Date and one with a maturity date following the relevant Applicable Date, the Company or its designee shall select the United States Treasury security with a maturity date preceding the relevant Applicable Date. If there are two or more United States Treasury securities maturing on the relevant Applicable Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company or its designee shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.
Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date.
If we are redeeming less than all of the notes of a given series, the trustee under the indenture must select the notes of that series to be redeemed either pro rata, by lot or by such other method as the trustee deems fair and reasonable; provided, that so long as the notes of that series are represented by one or more global securities, interests in such notes will be selected for redemption by DTC in accordance with its standard procedures therefor. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), any redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
We may, in any notice of redemption delivered to holders of the notes, specify in our discretion one or more conditions precedent that must be satisfied prior to our obligation to so redeem the notes subject to such notice of redemption.
Additional Notes
We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with any series of notes in all respects and having the same interest rate, maturity and other terms as such series of notes (except for the public offering price and issue date and, in some circumstances, the first interest payment date) so that such additional notes shall be consolidated and form a single series with such notes; provided, that such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes and if such additional notes are not fungible with the series of notes offered hereby for U.S. federal income tax purposes, the additional notes will have a different CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to such notes.
Reports
Under the indenture, we are required to file with the trustee and the SEC and transmit to holders such information, documents and other reports as may be required pursuant to the Trust Indenture Act. Delivery of such information, documents and reports to the trustee will be for informational purposes only and the trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates). At any time when we are not subject to Section 13 or 15(d) of the Exchange Act, upon request of holders and prospective purchasers of notes thereof, we are required to file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee and transmitted to the holders as of the time of such filing via EDGAR.
Book-Entry System
Upon issuance, each series of the notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.
Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as a participant in DTC.
A description of DTC’s procedures with respect to the global securities is set forth in the section “Description of Debt Securities — Book-Entry Delivery and Settlement” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the material U.S. federal income tax consequences to you of the purchase, ownership, and disposition of the notes as of the date hereof. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, administrative rulings and judicial decisions currently in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, or interpreted differently by the Internal Revenue Service (“IRS”) or the courts so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and the IRS may not agree with such statements and conclusions. This summary deals only with the notes held as capital assets (generally, property held for investment) by a beneficial owner who purchased the notes for cash pursuant to this offering at the offer price set forth on the front cover hereof.
This summary does not describe all of the U.S. federal income tax considerations that may be relevant to you in light of your particular investment or other circumstances. This discussion also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the U.S. federal income tax laws. Special rules apply, for example and without limitation, if you are:
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a bank, thrift, insurance company, regulated investment company or other financial institution or financial service company;

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a broker or dealer in securities or foreign currency;

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a U.S. person that has a functional currency other than the U.S. dollar;

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a person subject to any minimum tax;

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a person who owns the notes as part of a straddle, hedging transaction, constructive sale transaction or other risk-reduction transaction;

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a tax-exempt entity;

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a retirement plan;

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a real estate investment trust, controlled foreign corporation or passive foreign investment company;

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a partnership, S corporation or other pass-through entity for U.S. federal income tax purposes and investors therein;

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a person who is required for U.S. federal income tax purposes to conform the timing of income accruals to its financial statements under section 451(b) of the Code;

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a person who has ceased to be a United States citizen or to be taxed as a resident alien; or

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a person who acquires the notes in connection with employment or other performance of services.

In addition, the following discussion does not address all possible tax consequences related to the acquisition, ownership and disposition of the notes. In particular, it does not address any tax consequences arising under the Medicare contribution tax or the “Net Investment Income Tax” under Section 1411 of the Code, nor does it discuss any estate, gift, generation-skipping, transfer, state, local or non-U.S. tax consequences, or the consequences arising under any tax treaty.
This discussion is for informational purposes only and is not a substitute for careful tax planning and advice. If you are considering the purchase of the notes, you should consult your own tax advisor concerning the particular U.S. federal tax consequences to you of the ownership of the notes, including gift and estate tax laws, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local, non-U.S. or other tax laws.

U.S. Holders
For purposes of this summary, a “U.S. Holder” means a beneficial owner of a note that for U.S. federal income tax purposes is:
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an individual who is a resident or a citizen of the United States;

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a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership that holds notes, you should consult your tax advisors as to the U.S. federal income tax consequences to you of the acquisition, ownership and disposition of the notes by the partnership.
Payment of Interest
It is anticipated, and this discussion assumes, that the notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes. Interest on the notes will generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with its usual method of accounting for U.S. federal income tax purposes. If, however, the issue price of the notes is less than their stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable U.S. Treasury regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.
Sale or Other Taxable Disposition of the Notes
A U.S. Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement, or other taxable disposition of the notes equal to the difference between (a) the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (except to the extent attributable to accrued and unpaid stated interest, which will generally be taxable as ordinary income to the extent not previously included in income), and (b) the U.S. Holder’s “adjusted tax basis” in the notes. A U.S. Holder’s adjusted tax basis in a note generally will equal its purchase price for the note.
Gain or loss on the sale or disposition of notes will generally be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition.
Certain non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding Tax
In general, information reporting requirements will apply to payments to certain non-corporate U.S. Holders of principal and interest on a note and the proceeds of the sale of a note. If you are a U.S. Holder, you may be subject to backup withholding, at a current rate of 24%, when you receive interest with respect to the notes, or when you receive proceeds upon the sale, exchange, redemption, retirement, or other taxable disposition of the notes. In general, you can avoid this backup withholding by properly executing, under penalties of perjury, an IRS Form W-9 or suitable substitute form that provides:
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your correct taxpayer identification number; and

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a certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.
If you do not provide your correct taxpayer identification number on IRS Form W-9 or suitable substitute form in a timely manner, you may be subject to penalties imposed by the IRS.
Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Backup withholding is not an additional tax, and amounts withheld may be refunded or credited against your federal income tax liability, provided you timely furnish required information to the IRS.
Non-U.S. Holders
For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of a note that is neither a U.S. Holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).
U.S. Federal Withholding Tax
If you are a Non-U.S. Holder, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (a) you provide us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding tax under an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business (as described below under “— U.S. Federal Income Tax”) in the United States or (b) you meet all four of the following requirements (in which case, no U.S. federal withholding tax will be imposed under the “portfolio interest” exemption of the Code):
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you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

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you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•
you are not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

•
either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification and other rules apply to certain Non-U.S. Holders that are entities rather than individuals.

A Non-U.S. Holder is urged to consult its tax advisor regarding the availability of the above exemptions and the procedure for obtaining such exemptions, if available. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
Subject to the discussion below under “— Foreign Account Tax Compliance Act,” the 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement, or other taxable disposition of a note.
U.S. Federal Income Tax
If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with its conduct of that trade or business (or the interest is attributable to a permanent establishment maintained by it in the United States if a tax treaty applies), the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided it complies with certain certification and disclosure requirements discussed above in “— U.S. Federal Withholding Tax”). In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of such effectively connected interest.
Any gain realized on the sale or disposition of a note generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, attributable to a permanent establishment maintained by a Non-U.S. Holder in the United States); or

•
a Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a Non-U.S. Holder is an individual and is described in the first bullet above, it will be subject to tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates in a similar manner to a U.S. resident. If a Non-U.S. Holder is a foreign corporation and is described in the first bullet above, it will be subject to tax on its gain under regular U.S. federal income tax rates in a similar manner to a U.S. Holder and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty. If a Non-U.S. Holder is described in the second bullet above, it will be required to pay a flat 30% tax on the gain derived from the sale or disposition, which tax may be offset by U.S.-source capital losses for the year. Non-U.S. Holders should consult any applicable income tax or other treaties that may provide for different rules.
Backup Withholding Tax and Information Reporting
If you are a Non-U.S. Holder, the amount of interest paid to you, and any tax withheld with respect to such interest payments, regardless of whether any withholding was required, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of interest paid to you and the amount of any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the notes if you have provided us with an IRS Form W-8BEN or W-8BEN-E (or other applicable form) as described above and we do not have actual knowledge or reason to know that you are a U.S. person. In addition, no backup withholding or information reporting will be required with respect to the gross proceeds of the sale of notes made within the United States or conducted through certain U.S. financial intermediaries if (a) the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person or (b) you otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts so withheld will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided you timely furnish the required information to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, the U.S. Treasury regulations promulgated thereunder, and IRS administrative guidance, which are commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA,” generally impose withholding at a rate of 30% in certain circumstances on interest payable on the notes held by or through certain non-U.S. financial institutions (including investment funds), unless such institution (a) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (b) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (a) certifies that such entity does not have any “substantial United States owners” or (b) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the U.S. Department of the Treasury. Withholding under FATCA would also have applied to payments of gross proceeds from dispositions of notes after December 31, 2018. However, proposed U.S. Treasury regulations would eliminate FATCA withholding on gross proceeds from a disposition of notes. In the preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. A Non-U.S. Holder should consult its tax advisor regarding the possible implications of FATCA on an investment in the notes.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated September 8, 2025, the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them severally, the following respective principal amounts of each series of the notes at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:
Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes	Principal Amount of 2035 Notes
J.P. Morgan Securities LLC	$77,500,000	$77,500,000	$155,000,000
BofA Securities, Inc.	77,500,000	77,500,000	155,000,000
Barclays Capital Inc.	45,000,000	45,000,000	90,000,000
Deutsche Bank Securities Inc.	45,000,000	45,000,000	90,000,000
Wells Fargo Securities, LLC	45,000,000	45,000,000	90,000,000
BNY Mellon Capital Markets, LLC	17,500,000	17,500,000	35,000,000
Citigroup Global Markets Inc.	17,500,000	17,500,000	35,000,000
Fifth Third Securities, Inc.	17,500,000	17,500,000	35,000,000
Goldman Sachs & Co. LLC	17,500,000	17,500,000	35,000,000
HSBC Securities (USA) Inc.	17,500,000	17,500,000	35,000,000
Mizuho Securities USA LLC	17,500,000	17,500,000	35,000,000
Morgan Stanley & Co. LLC	17,500,000	17,500,000	35,000,000
RBC Capital Markets, LLC	17,500,000	17,500,000	35,000,000
Siebert Williams Shank & Co. LLC	17,500,000	17,500,000	35,000,000
TD Securities (USA) LLC	17,500,000	17,500,000	35,000,000
Truist Securities, Inc.	17,500,000	17,500,000	35,000,000
U.S. Bancorp Investments, Inc.	17,500,000	17,500,000	35,000,000
Total	$500,000,000	$500,000,000	$1,000,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased.
The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement and may offer the notes to other dealers at those prices less a selling concession of 0.150% of the principal amount of the 2028 notes, 0.250% of the principal amount of the 2030 notes and 0.300% of the principal amount of the 2035 notes. Any underwriter may allow, and any such dealer may reallow, a concession of 0.050% of the principal amount of the 2028 notes, 0.010% of the principal amount of the 2030 notes, and 0.150% of the principal amount of the 2035 notes to certain other dealers. After the initial public offering, the representatives may change the public offering prices and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our expenses for this offering, excluding underwriting discounts and commissions, will be approximately $2.9 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.
We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.
The notes are new issuances of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. One or more of the underwriters intend to make a secondary market for each series of the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes of any series at any time without notice. No assurance can be given as to how liquid the trading market for the notes of any series will be. If an active public market for the notes of any series does not develop, the market price and liquidity of the notes of that series may be adversely affected.
Stabilizing, Over-Allotment, Short Positions and Penalty Bids
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment transactions involve sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

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Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Certain of the underwriters and their respective affiliates perform or have performed commercial banking, investment banking and advisory services for us from time to time, for which they have received customary fees and expenses. The underwriters and their respective affiliates may from time to time engage in transactions with and perform services for us in the ordinary course of their business. For example, BofA Securities, Inc. and J.P. Morgan Securities LLC served as our financial advisors in connection with the GMS acquisition.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interests
Certain of the underwriters and/or their respective affiliates may be holders of our commercial paper. If any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the notes as described in “Use of Proceeds,” such underwriters will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121.
Extended Settlement
We expect to deliver the notes against payment for the notes on the fifth business day following the date of the pricing of the notes (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes prior to one business day before delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Sales of notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Note to Canadian Residents
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Note to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than: (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters relating to the notes for the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of The Home Depot, Inc. (the “Company”) and its subsidiaries as of February 2, 2025 and January 28, 2024, and for each of the fiscal years in the three-year period ended February 2, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of February 2, 2025, contains an explanatory paragraph that states the Company acquired SRS during the fiscal year ended February 2, 2025 and management excluded SRS from its assessment of the effectiveness of the Company’s internal control over financial reporting as of February 2, 2025. SRS represents approximately 7% of the Company’s consolidated total assets, excluding goodwill and intangible assets, and approximately 4% of the Company’s consolidated net sales as of and for the fiscal year ended February 2, 2025. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of SRS.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part, are available to the public on the SEC’s website at www.sec.gov and, free of charge, on our website at ir.homedepot.com. We are not including the information contained on or accessible through our website as part of, or incorporating it by reference into, this prospectus supplement.
This prospectus supplement “incorporates by reference” certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and information that we file later and incorporate by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC (other than portions of documents deemed by us to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):
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Our Annual Report on Form 10-K for the fiscal year ended February 2, 2025 (filed on March 21, 2025);

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2025 (filed on May 28, 2025);

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2025 (filed on August 26, 2025);

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Our Current Report on Form 8-K dated May 6, 2025 (filed on May 6, 2025);

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Our Current Report on Form 8-K dated May 22, 2025 (filed on May 28, 2025);

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The portions of our Definitive Proxy Statement on Schedule 14A (filed on April 7, 2025) that are specifically incorporated into our Annual Report on Form 10-K for the fiscal year ended February 2, 2025; and

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All documents filed (and not furnished) by us pursuant to Section 13(a), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until this offering terminates.

PROSPECTUS
The Home Depot, Inc.
Debt Securities

The Home Depot, Inc. from time to time may offer and sell debt securities in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus provides you with a general description of the debt securities we may offer in one or more offerings. Each time we offer debt securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offered debt securities and the offering. The prospectus supplement also may add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.
The debt securities may be offered directly to purchasers or to or through underwriters, agents or dealers as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, agents or dealers and the amount of any applicable commissions or discounts will be included in a prospectus supplement accompanying this prospectus.
You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before you invest in any of our debt securities.

Investing in our debt securities involves certain risks. We discuss risks relating to our company in filings we make with the Securities and Exchange Commission, including under “Forward-Looking Statements and Risk Factors” on page 4 herein and those described under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in reports we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider all of these risks before investing in any of our debt securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may from time to time sell debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the debt securities that we may sell. Each time we sell debt securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the offered debt securities and of the offering. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before purchasing any debt securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Information We File with the SEC.”
You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered that is conveyed to you by us or our underwriters or agents. We have not authorized anyone else to provide you with any different or additional information. If you receive any different or additional information, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, debt securities offered by this prospectus, any accompanying prospectus supplement or any free writing prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then such offer does not extend to you.
In this prospectus, unless otherwise specified, the terms “Home Depot,” “we,” “us” or “our” mean The Home Depot, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 to register the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. You may review the registration statement, including exhibits, through the SEC’s website at www.sec.gov or through the Investor Relations section of our website at ir.homedepot.com. Any statement made in this prospectus concerning a contract or other documents of ours is likely only a summary, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and may also be accessed through the Investor Relations section of our website at ir.homedepot.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus supplement, except to the extent that SEC filings available on such websites are otherwise incorporated by reference herein.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC
This prospectus “incorporates by reference” certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus the following documents filed by us with the SEC (other than portions of documents deemed to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):
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our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 (filed on March 13, 2024);

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the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 1, 2024) that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 28, 2024;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2024 (filed on May 21, 2024);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2024 (filed on August 20, 2024);

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our Current Reports on Form 8-K filed on March 28, 2024, May 9, 2024, May 22, 2024, May 30, 2024, June 18, 2024, June 18, 2024, June 25, 2024, and June 27, 2024;

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the description of our common stock included in our registration statement on Form 8-A, filed August 24, 1981, as amended by the description of our common stock contained in Exhibit 4.33 to our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

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all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and until this shelf offering of debt securities terminates (other than portions of documents deemed to have been furnished rather than “filed” in accordance with SEC rules unless otherwise specified by us).

You can obtain a copy of any of the documents that we incorporate by reference, as well as a copy of the registration statement, through us, or from the SEC through the SEC’s website. Documents incorporated by reference are available from us without charge, including any exhibits to those documents specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following:
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339
Attention: Investor Relations
investor_relations@homedepot.com
Telephone: (770) 384-2871
Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS
Certain statements regarding our future performance that are contained or incorporated by reference in this prospectus or any prospectus supplement constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; financial outlook; and the impact of acquired companies, including SRS Distribution Inc., on our organization and the ability to recognize the anticipated benefits of any acquisitions.
Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties — many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us — as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2024, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC, all of which are incorporated by reference. See “Where You Can Find More Information” and “Incorporation of Information We File with the SEC.” You should also carefully consider the risks and other information that may be contained in or incorporated by reference into any prospectus supplement relating to a specific offering of debt securities. There also may be other factors that we cannot anticipate or that are not described in this prospectus, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the SEC and in our other public statements.

THE HOME DEPOT, INC.
The Home Depot, Inc. is the world’s largest home improvement retailer based on net sales for the fiscal year ended January 28, 2024. The Home Depot offers its customers a wide assortment of building materials, home improvement products, lawn and garden products, décor items, and facilities maintenance, repair and operations products, in stores and online. We also provide a number of services, including home improvement installation services and tool and equipment rental. As of July 28, 2024, we had 2,340 stores and over 760 branches located throughout the United States (including the Commonwealth of Puerto Rico and the territories of the U.S. Virgin Islands and Guam), Canada and Mexico.
The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (corporate headquarters) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our telephone number at that location is (770) 433-8211. We maintain a website at www.homedepot.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Unless stated otherwise in an accompanying prospectus supplement or a free writing prospectus, we will use the net proceeds from the sale of debt securities described in this prospectus for general corporate purposes, which may include, but are not limited to:
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refunding, repurchasing, retiring upon maturity or redeeming existing debt;

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working capital;

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capital expenditures;

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acquisitions of or investments in businesses or assets, including acquisitions of inventory; and

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purchases of our common stock.

When a particular series of debt securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those debt securities. Pending application for specific purposes, we may temporarily invest the net proceeds in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. The information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.
Please note that in this section titled “Description of Debt Securities,” references to “we,” “our,” “us” and “Home Depot” refer solely to The Home Depot, Inc. as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. See “— Book-Entry Delivery and Settlement.”
General
We will issue the debt securities in one or more series under either an indenture dated as of May 4, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, or an indenture dated as of August 24, 2012, between us and Deutsche Bank Trust Company Americas, as trustee. The two indentures are substantially the same in all material respects. When we refer to the “indenture” or the “trustee” with respect to any series of debt securities, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.
The debt securities that we may offer under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times and in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement for a particular series, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Unless otherwise specified in a prospectus supplement for a particular series, additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, outstanding debt securities of that series.
The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series. These terms may include the following:
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the title of the series;

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the purchase price, denomination and any limit upon the aggregate principal amount of the series;

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the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof, and the rights, if any, to shorten or extend the date on which the principal of and premium, if any, on the debt securities of the series is payable and the conditions to any such change;

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the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the interest accrual date or dates will be determined, the interest payment dates on which interest will be payable and the record date, if any;
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the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable;

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the place or places where the securities may be exchanged or transferred;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

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our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the occurrence of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

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if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal, premium, if any, and interest on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto, including the manner of determining the equivalent in U.S. dollars;

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if the payments of principal, premium, if any, or interest on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which those securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of those payments and the manner in which the exchange rate with respect to those payments will be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal, premium, if any, and interest on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which that amount will be determined;

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if other than the principal amount thereof, the portion of the principal amount of securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

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any modifications or deletions of or additions to the events of default or our covenants with respect to securities of the series;

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whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

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if other than the trustee, the identity of the registrar and any paying agent;

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if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange their interests in those securities for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

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any other terms of the series.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus or any accompanying prospectus supplement.
Covenants
Except as described in this sub-section or as otherwise provided in an accompanying prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any covenants or other provisions that would limit our or any of our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as a highly leveraged transaction.
Unless otherwise indicated in an accompanying prospectus supplement, covenants contained in the indentures, some of which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.
The indentures provide that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:
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the person formed by the consolidation or into which we are merged or the person that acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or sale and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent provided in the applicable indenture relating to that transaction have been satisfied.

Upon the consolidation, merger or sale, the successor corporation formed by that consolidation or into which we are merged or to which that sale is made will succeed to, and be substituted for, the predecessor corporation under the indentures and shall succeed to all obligations and covenants under the indentures and the debt securities.
The indentures do not restrict our ability to redeem or require us to redeem or permit holders to cause redemption of, debt securities in the event of:
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a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

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a change in control of us; or

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a highly leveraged transaction involving us, whether or not involving a change in control.

Accordingly, unless otherwise provided in a supplemental indenture, board resolution, or officers’ certificate establishing a series of debt securities under an indenture, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent that transaction from taking place.

Events of Default, Notice and Waiver
The indentures provide that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon. If the event of default, however, is any of certain events of bankruptcy, insolvency or reorganization, all of the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.
Under each indenture, an event of default with respect to the debt securities of any series is any one of the following events:
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default for 30 days in payment when due of any interest due with respect to the debt securities of that series;

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default in payment when due of principal of or premium, if any, on the debt securities of that series;

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default for 90 days after written notice to us by the trustee or by holders of not less than 25% in principal amount of the debt securities of any series then outstanding in the performance of any covenant or other agreement in the applicable indenture or the debt securities for the benefit of those debt securities;

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certain events of bankruptcy, insolvency and reorganization; and

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any other event of default with respect to debt securities of that series.

The indentures provide that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of that series notice of the default known to it, unless cured. Except in the case of default in the payment of principal of, or interest (or premium), if any, on any debt security of that series or in the payment of any sinking fund installment with respect to debt securities of that series, the trustee will be protected in withholding the notice of default if and so long as the trustee in good faith determines that the withholding of the notice is in the interests of the holders of debt securities of that series. The term “default” for the purpose of this provision of the indentures means any event that is, or after notice or lapse of time, or both, would become, an event of default.
The indentures contain a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the applicable indenture at the request of those holders. The indentures provide that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of that series direct the time, method and place of conducting proceedings for remedies available to the trustee or of exercising any trust or power conferred on the trustee.
The indentures include a covenant that we will file annually with the trustee a certificate confirming no default or specifying any default that exists.
In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of that series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series, except a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on any debt security of that series or in respect of a provision which under the indentures cannot be modified or amended without the consent of the holder of each such debt security.
No holder of a debt security of any series will have any right to pursue a remedy with respect to an indenture or the debt securities of any series unless:
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the holder has previously given to the trustee written notice of a continuing event of default;

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holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made a written request to the trustee to pursue that remedy;

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the holder has provided indemnity satisfactory to the trustee against any loss, liability or expense incurred in pursuit of that remedy as trustee;

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the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of that series a direction inconsistent with the written request to pursue the remedy within 90 calendar days after receipt of the notice of default, the written request and the offer of indemnity; and

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the trustee has failed to comply with the request to pursue the remedy within that 90-calendar-day period.

However, these limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of or interest on those debt securities on or after the respective due dates expressed in those debt securities after any applicable grace periods have expired.
Modification and Waiver
The trustee and we may amend or supplement an indenture or the debt securities of any series without the consent of any holder in order to:
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cure any ambiguity, defect or inconsistency;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

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evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder; or

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comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition, except as described below, modifications and amendments of an indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no modification or amendment may, without the consent of each holder affected thereby:
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reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

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change the stated maturity of, or time for payment of interest on, any debt security;

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change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities on or after the stated maturity or prepayment date thereof; or

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reduce the percentage in principal amount of debt securities of any series where holders must consent to an amendment, supplement or waiver.

Defeasance
The indentures provide that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. Government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, in respect of the debt securities of that series on the stated maturity date of the principal and any installment of principal, premium, if any, or interest. Also, the establishment of the trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, the opinion would be based on a ruling by the United States Internal Revenue Service or a change in current U.S. income tax law occurring after the date of the applicable indenture.
We may also elect not to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series of debt securities. Thereafter, any such noncompliance will not be an event of default with respect to the debt securities of that series, upon the deposit with the trustee, in trust, of money and/or U.S. Government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal, premium, if any, and interest in respect of debt securities of that series on the stated maturity date of the principal or installment of principal, premium, if any, or interest. Our obligations under the applicable indentures and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of the trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.
In the event we exercise our option not to comply with certain covenants as described in the preceding paragraph and the debt securities of the series are declared due and payable because of the occurrence of any event of default, then the amount of monies and/or U.S. Government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will in any event remain liable for such payments as provided in the debt securities of that series.
We will deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the defeasance have been satisfied.
Satisfaction and Discharge
At our option, we may satisfy and discharge either indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:
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either (a) all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

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we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Regarding the Trustee
The prospectus supplement relating to any series of debt securities will identify the trustee for that series of debt securities.

The indentures contain certain limitations on the right of the trustee should it become a creditor of ours by reference to Section 311(b) of the Trust Indenture Act. However, in accordance with Section 311(b) of the Trust Indenture Act, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:
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the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

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certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

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disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

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indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

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the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indentures do not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to either indenture are in default, it must eliminate such conflict or resign.
We maintain business relationships in the ordinary course of business with each of the trustees and certain of their affiliates. One or both of the trustees or their affiliates serve as fiscal agent for certain of our outstanding obligations, are parties to our credit facility agreements that back up our commercial paper program and have served as an underwriter of prior offerings of debt securities by us. We may enter into additional business relationships with one or both of the trustees or their affiliates in the future.
Governing Law
The indentures and the debt securities will be governed by New York law.
Book-Entry Delivery and Settlement
Global Notes
We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./ N.V., as operator (the “Euroclear Operator”) of the Euroclear System (“Euroclear”), in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
DTC has advised us that:
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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

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Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

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DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

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Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
We expect that under procedures established by DTC:
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upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

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ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interests, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indentures and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.
Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Certificated Notes
Except in very limited circumstances, individual certificates in respect of any debt securities will not be issued in exchange for the global notes. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:
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DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or of becoming aware that DTC is no longer so registered;

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an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

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subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

PLAN OF DISTRIBUTION
We will describe the terms of a particular offering of debt securities in the accompanying prospectus supplement, including the following:
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the names of any underwriters, agents or dealers;

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their compensation, including any underwriting discounts, dealer concessions or commissions;

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the net proceeds to us;

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the purchase price of the debt securities;

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the initial public offering price of the debt securities;

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any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and

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any exchange on which the debt securities may be listed.

We may sell the debt securities using any of the following methods:
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to or through underwriters, agents or dealers;

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directly to one or more purchasers without using underwriters, agents or dealers; or

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through a combination of any of these methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at fixed prices or at prices that may be changed, at market prices prevailing at the time of sale or at prices related to prevailing market prices, or at negotiated prices. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may offer the debt securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If we use an underwriter or underwriters in the sale of the debt securities, we will execute an underwriting agreement with those underwriters at the time of sale of those debt securities. Underwriters will acquire the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the accompanying prospectus supplement, the obligations of the underwriters to purchase the debt securities in a particular offering will be subject to certain conditions, and the underwriters will be obligated to purchase all of the debt securities in a particular offering if any of the debt securities are purchased.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be appointed to sell debt securities on a continuous basis, including pursuant to “at the market offerings.”
Underwriters and agents may from time to time purchase and sell the debt securities described in this prospectus and the accompanying prospectus supplement in the secondary market but are not obligated to do so. No assurance can be given that there will be a secondary market for the debt securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the debt securities.
In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these debt securities or any other debt securities the prices of which may be used to determine payments on these debt securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, the underwriters may bid for, and purchase, the debt securities or any other debt securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We may solicit, or we may authorize underwriters, dealers or agents to solicit, offers to purchase debt securities of one or more series directly from one or more institutional investors using delayed delivery contracts. These contracts will provide for payment and delivery on one or more specified dates in the future. The accompanying prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts. The underwriters or other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
One or more firms, referred to as “remarketing firms,” may also offer or sell the debt securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms may act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.
Underwriters named in a prospectus supplement are, and dealers, agents or remarketing firms named in a prospectus supplement may be, deemed to be “underwriters” under the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify the underwriters, agents, dealers and remarketing firms against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents, dealers and remarketing firms may engage in transactions with or perform services for The Home Depot or our subsidiaries and affiliates in the ordinary course of business.
The accompanying prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers, sales or deliveries of the debt securities or the distribution of this prospectus and the accompanying prospectus supplement in specified jurisdictions outside the United States, if and as appropriate.

LEGAL MATTERS
In connection with particular offerings of debt securities in the future, unless stated otherwise in the accompanying prospectus supplement, the validity of the debt securities may be passed upon for us by Alston & Bird LLP and for any underwriters or agents by counsel named in the accompanying prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of The Home Depot, Inc. and subsidiaries as of January 28, 2024 and January 29, 2023, and for each of the fiscal years in the three-year period ended January 28, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
With respect to the unaudited interim financial information for the three-month periods ended April 28, 2024 and April 30, 2023, and the three- and six-month periods ended July 28, 2024 and July 30, 2023, incorporated by reference herein, KPMG LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Home Depot’s quarterly reports on Form 10-Q for such periods, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

$2,000,000,000
THE HOME DEPOT, INC.
3.750% Notes due September 15, 2028
3.950% Notes due September 15, 2030
4.650% Notes due September 15, 2035

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan	BofA Securities
Barclays        Deutsche Bank Securities Wells Fargo Securities
Co-Managers
BNY Capital Markets	Citigroup	Fifth Third Securities	Goldman Sachs & Co. LLC
HSBC	Mizuho	Morgan Stanley	RBC Capital Markets
Siebert Williams Shank	TD Securities	Truist Securities	US Bancorp

September 8, 2025